Pioneer Power Solutions, Inc. Acquires Harmonics Limited

Acquisition of Patented Technology for Eliminating Harmonic Currents
Provides a Strong Differentiator for Pioneer

Fort Lee, NJ, January 22, 2015 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced that it had acquired substantially all the assets of Harmonics Holdings Inc. (doing business as “Harmonics Limited” or “Harmonics”), a New Haven, Connecticut-based specialty provider of equipment that incorporates a patented technology for the elimination of harmonic currents in power distribution systems.

Financial terms of the transaction were not disclosed. Based on Harmonics’ current order backlog, the Company expects the transaction to be modestly accretive to both earnings and cash flow for the full-year 2015.

Harmonics develops, manufactures and markets its harmonics suppression technology to assist customers in countering damaging effects from 3rd harmonic current generated by heavy computer demand on power distribution systems. Through its patented Harmonic Suppression System (HSS®), Harmonics’ customers have been able to realize annual operating savings for the life of their transformers in an environmentally friendly way. With more than 10,000 installed systems in continuous operation in the United States, Harmonics has helped a wide variety of projects across a broad array of industries recoup as much as 30% of wasted system electrical capacity, creating significant savings, while also contributing directly to the “greening” of the localities where their systems are installed.

The acquisition marries Harmonic’s leading-edge, electronic suppression technology with magnetic-based solutions already provided by Pioneer, making for a more compelling value proposition to the Company’s customers. The combination enables Pioneer to offer a wider range of value-added solutions for new installations and retro-fit projects, that also addresses broader market demand for more cost-effective, cleaner and technologically-advanced energy solutions.

"For our dry-type transformer business, this acquisition represents the latest step in our continuing evolution towards more highly-engineered, value-added solutions in our sales mix. We expect it to be the first of several initiatives we undertake to offer a more comprehensive array of power quality solutions to our customers – including harmonic filtering and power factor correction,” commented Nathan Mazurek, Pioneer's Chairman and Chief Executive Officer.

Mr. Mazurek continued, “In addition, through Pioneer’s Critical Power division, we intend to capitalize on Harmonics’ most recent product introduction from August 2014 – GenMax™, a harmonic suppression system for paralleled generator applications.” GenMax resolves power reliability and generator capacity

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issues frequently encountered when new generators are introduced to a system of existing ones at backup power plants, particularly when the make, models and power output of the generators are different.

Thomas Klink, President of Pioneer’s U.S. dry-type transformer operations, said "As a key supplier to Harmonics over the last 5 years, we have been very impressed not only with the sophistication of Harmonics’ core suppression technology, but with its ability to translate into commercial success in many high-profile projects for major corporate users in the broadcasting, healthcare, hi-tech, telecommunications and other sectors. We intend to build on this track record of installations and increase our market penetration by leveraging Pioneer’s existing customer relationships and our distribution network.”

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company’s principal products and services include custom-engineered electrical transformers, switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 13 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit our website at www.pioneerpowersolutions.com.

About Harmonics Limited

Harmonics Limited was formed in the early 1990s to develop, manufacture and market patented harmonics suppression technology which had been designed to counter the damage caused to power distribution systems by 3rd harmonic current generated by non-linear loads from computer equipment and office machines of all types. By effective elimination of harmful harmonic currents, companies can optimize their power system investment, achieve up to an 8% energy savings for the life of their transformers and have the potential for LEED points. Harmonics Limited is positioned to help customers take advantage of the growing worldwide demand for increased energy efficiency, savings and corporate sensitivity to environmental concerns.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company's ability to expand its business through strategic acquisitions, (ii) the Company's ability to integrate acquisitions and related businesses, (iii) the fact that many of the Company's competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (iv) the Company's dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders

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from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company's results of operations, (v) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company's Chairman, President and Chief Executive Officer, (vi) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company's revenues, (vii) the Company's ability to generate internal growth, (viii) market acceptance of existing and new products, (ix) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (x) restrictive loan covenants or the Company's ability to repay or refinance debt under its credit facilities that could limit the Company's future financing options and liquidity position and may limit the Company's ability to grow its business, (xi) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xii) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company's markets and the Company's ability to access capital markets, (xiii) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company's profitability, (xiv) the fact that the Company's Chairman controls a majority of the Company's combined voting power, and may have, or may develop in the future, interests that may diverge from yours and (xv) the fact that future sales of large blocks of the Company's common stock may adversely impact the Company's stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACT:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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